Exhibit 99.1

eMagin to Raise $6.0 million in Equity Offering

HOPEWELL JUNCTION, N.Y. – December 18, 2015 - eMagin Corporation (NYSE MKT: EMAN), the leader in the development, design and manufacture of Active Matrix OLED microdisplays for high resolution imaging products, today announced that it entered into a definitive securities purchase agreement with certain investors providing for the issuance, in a registered direct offering, of approximately $6,000,000 of common stock at a price per share of $1.50 and five and one half year warrants to purchase up to 2,600,000 shares of common stock at an exercise price of $2.05. The warrants will become exercisable six months from the date of the closing of the offering.

Andrew G. Sculley, President and CEO, stated, “We are pleased to have consummated this financing. It provides the capital to upgrade our manufacturing equipment, balance our production line and improve our yield. This capacity expansion will position us for growth as we provide our customers the range of products they demand and move ahead in our development of products for the commercial headset market.”

Craig-Hallum Capital Group LLC acted as the exclusive placement agent for this transaction.

The closing of the sale of the securities is expected to take place on or about December 23, 2015, subject to satisfaction of customary closing conditions.

The shares of common stock, warrants and warrant shares issuable thereunder and described above were offered pursuant to a shelf registration statement (File No. 333-195720), which was declared effective by the United States Securities and Exchange Commission ("SEC") on June 25, 2014. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov or by request at Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402.

About eMagin Corporation

A leader in OLED microdisplay technology, OLED microdisplay manufacturing know-how and mobile display systems, eMagin manufactures high-resolution OLED microdisplays and integrates them with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. More information about eMagin is available at www.emagin.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:

Jeffrey Lucas

Chief Financial Officer

845-838-7931

jlucas@emagin.com